UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2008

PLIANT CORPORATION
(Exact name of company as specified in its charter)

Delaware	333-40067	43-2107725
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	Identification Number)	number)

1475 Woodfield Road, Suite 700
Schaumburg, IL 60173
(Address of principal executive offices) (Zip Code)

(847) 969-3300

(Company’s telephone number, including area code)

N.A.
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 11, 2008, Pliant Corporation (“Pliant” or the “Company”), entered into amended and restated employment agreements (the “Amended Employment Agreements”) with Harold C. Bevis, President and Chief Executive Officer, and R. David Corey, Executive Vice President and Chief Operating Officer.  On June 11, 2008 and June 13, 2008, respectively, the Company also entered into letter agreements (the “Letter Agreements;” collectively with the Amended Employment Agreements, the “Agreements”) with Stephen T. Auburn, Vice President and General Counsel, and Kenneth J. Swanson, Senior Vice President and President, Engineered Films Group.

The Agreements were entered into primarily to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and to update various references.  The foregoing description does not purport to be a complete summary of the Agreements and is qualified in its entirety by reference to the full text of the Agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION

Date: June 16, 2008	By: /s/ Stephen T. Auburn
Stephen T. Auburn
Vice President, General Counsel
and Secretary